SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TELULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3885440 (I.R.S. Employer Identification No.)

311 South Wacker Drive, Suite 4300
Chicago, Illinois
60606-6622
(Address of principalexecutive offices)

Telular Corporation Second Amended and Restated
Non-Employee Director Stock Incentive Plan
(Full title of the plan)

Jonathan M. Charak Chief Financial Officer 311 South Wacker Drive, Suite 4300 Chicago, Illinois 60606-6622 (312) 379-8397 (Name and address and telephone of agent for service)	Copy to: Keir D. Gumbs, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Securities Exchange Act of 1934 (the Exchange Act”).
Large accelerated filer ____                                                                                      Accelerated filer
 Non-accelerated filer _X __                                                                                     Smaller reporting company ____
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	80,000	$4.05	$324,000	$23.10

(1) This amount consists of shares of Common Stock, par value $0.01 per share (“Common Stock”) of Telular Corporation (the “Registrant”) issuable under the Telular Corporation Second Amended and Restated Non-Employee Director Stock Incentive Plan (the “Plan”).  Additionally, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on November 4, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an aggregate of 80,000 additional shares of Common Stock that have been reserved for issuance under the Plan.  The Plan amends the Registrant’s First Amended and Restated Non-Employee Director Stock Incentive Plan by increasing from 500,000 to 580,000 the number of shares of Common Stock available under such plan.  The stockholders of the Registrant approved this amendment on February 2, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

A prospectus setting forth the information requested by this Item will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

A prospectus setting forth the information requested by this Item will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the Fiscal Year ended September 30, 2009, filed with the Commission on December 14, 2009.

•
The Registrant’s Quarterly Reports on Form 10-Q for the Fiscal Quarters ended December 31, 2009, March 31, 2010 and June 30, 2010, filed with the Commission on February 12, 2010, May 14, 2010 and August 16, 2010, respectively.

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on August 2, 2010, May 4, 2010, March 16, 2010 and February 3, 2010.

•
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 13, 1994, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

              Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Acting Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Acting Person in connection with such suit, action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that in any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Acting Person for expenses (including attorneys’ fees) reasonably incurred by him in connection with the action’s defense or settlement, if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Acting Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify him against any expenses (including attorneys’ fees) reasonably incurred by him in connection with the action.

In accordance with Section 145, the Registrant’s Bylaws provide that the Registrant will indemnify such persons against all liability and expense arising out of such person’s connection with the business of the Registrant, provided the Board of Directors determines that such person acted in good faith and reasonably believed that his actions were not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe their conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which such person is adjudged liable to the Registrant, the Registrant will indemnify such person for expenses only to the extent that the court in which such action is brought determines, upon application, that such person is entitled to indemnity for reasonable expenses, and in no case shall such indemnification extend to liability. Advances against reasonable expenses may be made by the Registrant on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable for monetary damages for breach of the director’s fiduciary duty to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

Directors and officers of the Registrant are covered by a directors’ and officers’ liability insurance policy of the Registrant.

Item 7. Exemptions from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description	Reference
4.1	Telular Corporation Second Amended and Restated Non-Employee Director Stock Incentive Plan	Incorporated by reference from Schedule 14A, dated December 18, 2009
5.1	Opinion of Counsel	Filed herewith
23.1	Consent of Counsel	Included in Exhibit 5.1
23.2	Consent of Independent Registered Public Accounting Firm	Filed herewith
23.3	Consent of Independent Registered Public Accounting Firm	Filed herewith
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(ii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on November 8, 2010.

November 8, 2010	TELULAR CORPORATION
/s/ Joseph A. Beatty
Joseph A. Beatty President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant hereby severally constitute and appoint Joseph A. Beatty, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Joseph A. Beatty may deem necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with the registration of shares of Common Stock to be granted and shares of Common Stock to be issued upon the exercise of stock options to be granted under the Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Joseph A. Beatty shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Chief Executive Officer (principal executive officer) and Director	November 8, 2010
/s/ Joseph A. Beatty
Joseph A. Beatty

/s/ Jonathan M. Charak	Executive Vice President, Chief Financial Officer (principal financial officer) and Secretary	November 8, 2010
Jonathan M. Charak

Controller, Treasurer and Chief Accounting Officer (principal accounting officer)
/s/ Robert L. Deering		November 8, 2010
Robert L. Deering

/s/Lawrence S. Barker	Director	November 8, 2010
Lawrence S. Barker

/s/ Betsy Bernard	Director	November 8, 2010
Betsy Bernard

/s/ Brian J. Clucas	Director	November 8, 2010
Brian J. Clucas

/s/ Larry J. Ford	Director	November 8, 2010
Larry J. Ford

/s/ Brian McCarthy	Director	November 8, 2010
Brian McCarthy

/s/ Jeffrey Jacobowitz	Director	November 8, 2010
Jeffrey Jacobowitz